THESIS FUND MANAGEMENT, LLC

CODE OF ETHICS

Adopted February 10, 2010

The Adviser and its personnel may not effect transactions for their own accounts in the same securities purchased and sold for the accounts of the Adviser’s clients.  To ensure that trading by the Adviser’s personnel is conducted in a manner that does not adversely affect the Adviser’s clients and in a manner consistent with the fiduciary duty owed by the Adviser to its clients, the Adviser has adopted a code of ethics (the “Code”) and policies governing personal securities transactions attached as Appendix H.  (Rule 204A-1).

Employees, officer and/or members of the Adviser may also serve as officers, directors or trustees of registered investment companies to which the Adviser serves as investment adviser.  Such individuals serving the investment company may also have reporting responsibilities under the investment company’s code of ethics.

I.	INTRODUCTION

High ethical standards are essential for the success of the Adviser and to maintain the confidence of clients and investors in investment funds managed by the Adviser.  The Adviser’s long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients.  All personnel of the Adviser, including directors, officers and employees of the Adviser must put the interests of the Adviser’s clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients.  All personnel of the Adviser must also comply with all federal securities laws.   In recognition of the Adviser’s fiduciary duty to its clients and the Adviser’s desire to maintain its high ethical standards, the Adviser has adopted this Code of Ethics (the “Code”) containing provisions designed to prevent improper personal trading, identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of the Adviser’s clients.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment by the Adviser.  If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of this Code of Ethics.

II.	DEFINITIONS

1.
Access Person means any principal, officer or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser (i) who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding portfolio holdings of any reportable fund or (ii) who is involved in making securities recommendations to clients (or who has access to such recommendations that are nonpublic).

2.
Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

3.
Beneficial ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee. [Note:  Beneficial ownership is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.  See e.g. Rule 204A-1(e)(3).]

4.	Covered Person means any director/manager, officer, employee or Access Person of the Adviser.

5.	Personal Account means any account in which a Covered Person has any beneficial ownership.

6.
Reportable Security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)) [and includes any derivative, commodities, options or forward contracts relating thereto,] except that it does not include:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by money market funds;

(iv)
Shares issued by registered open-end funds other than registered funds managed by the Adviser or registered funds whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser (each a “Reportable Fund”); and

(v)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, none of which are reportable funds.

7.     Restricted Security means any security that (1) a client owns or is in the process of buying or selling; or (2) the Adviser is researching, analyzing or considering buying or selling for a client.

8.
Short Sale means the sale of securities that the seller does not own.  A Short Sale is "against the box" to the extent that the seller contemporaneously owns or has the right to obtain securities identical to those sold short, at no added cost.

III.	APPLICABILITY OF CODE OF ETHICS

Personal Accounts of Covered Persons. This Code of Ethics applies to all Personal Accounts of all Covered Persons.

A Personal Account also includes an account maintained by or for:

•	A Covered Person's spouse (other than a legally separated or divorced spouse of the Covered Person) and minor children;

•	Any immediate family members who live in the Covered Person’s household;

•
Any persons to whom the Covered Person provides primary financial support, and either (i) whose financial affairs the Covered Person controls, or (ii) for whom the Covered Person provides discretionary advisory services; and

•	Any partnership, corporation or other entity in which the Covered Person has a 25% or greater beneficial interest, or in which the Covered Person exercises effective control.

A comprehensive list of all Covered Persons and Personal Accounts will be maintained by the Adviser’s Compliance Officer.

IV.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.	General. The Adviser does not permit trading in personal accounts by employees or principals.

2.
Gifts.  A Covered Person is prohibited from using his or her position at the Adviser to obtain an item of value from any person or company that does business with the Adviser.  Covered Persons are prohibited from accepting any gift greater than $500 in value from any person or company that does business with the Adviser or a private investment vehicle managed by the Adviser.  Unsolicited business entertainment, including meals or tickets to cultural and sporting events are permitted if: a) they are not so frequent or of such high value as to raise a question of impropriety and b) the person providing the entertainment is present at the event.

3.
Management of Non-Adviser Accounts.  Covered Persons are prohibited from managing accounts for third parties who are not clients of the Adviser or serving as a trustee for third parties unless the Compliance Officer preclears the arrangement and finds that the arrangement would not harm any client.  The Compliance Officer may require the Covered Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

V.	EXCEPTIONS FROM PRECLEARANCE PROVISIONS

In recognition of the de minimis or involuntary nature of certain transactions, this section sets forth exceptions from the preclearance requirements.  The restrictions and reporting obligations of the Code of Ethics will continue to apply to any transaction exempted from preclearance pursuant to this Section.  Accordingly, the following transactions will be exempt only from the preclearance requirements of Section IV(b):

1.	Purchases or sales that are non-volitional on the part of the Covered Person such as purchases that are made pursuant to a merger, tender offer or exercise of rights;

2.	Purchases or sales pursuant to an Automatic Investment Plan;

3.	Transactions in securities that are not Reportable Securities; and

4.
Transactions effected in, and the holdings of, any account over which the Covered Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party). If a Covered Person wishes to take advantage of this provision, the Compliance Officer should obtain a written representation from the Covered Person to the effect that the Covered Person will not have any direct or indirect influence or control over the account.

VI.	REPORTING

1.
Duplicate Copies of Broker's Confirmations and Account Statements to Adviser.  All Covered Persons must direct their brokers or custodians or any persons managing the Covered Person's account in which any Reportable Securities are held to supply the Compliance Officer with:

•	duplicate copies of securities trade confirmations ("Broker's Confirmations") within [30] days after the Covered Person's transaction

•	the Covered Person's quarterly statements

•
All Covered Persons must submit to the Compliance Officer a report of their securities transactions no later than 30 days after the end of each calendar quarter.  The report must set forth each transaction in a Reportable Security in which the Covered Person had any beneficial interest during the period covered by the report.  A form of quarterly report is set forth as Attachment C.

2.
New Accounts.  Each Covered Person must notify the Compliance Officer promptly if the Covered Person opens any new account in which any securities are held with a broker or custodian or moves such an existing account to a different broker or custodian.

3.	Disclosure of Securities Holdings. All Covered Persons will, within 30 days of commencement of employment with the Adviser, submit an initial statement to the Compliance Officer listing all of the

•
securities in which the Covered Person has any beneficial ownership, (including title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Covered Person has any beneficial ownership);

a.	the names of any brokerage firms or banks where the Covered Person has an account in which ANY securities are held.

b.
The report must be dated the day the Covered Person submits it, and must contain information that is current as of a date no more than 45 days prior to the date the person becomes a Covered Person of the Adviser.  Covered Persons will annually submit to the Compliance Officer an updated statement, which must be current as of a date no more than 45 days prior to the date the report was submitted. A form of the initial report is set forth in Attachment C.  [Rule 204A-1 requires the initial and annual reporting of reportable securities.  Also, Section VI(2) above is not specifically required by the Rule, but is designed to address disclosure lapses that have been the subject of SEC enforcement actions.]

4.
Exceptions to Reporting Requirements. A Covered Person need not submit any report with respect to securities held in accounts over which the Covered Person has not direct or indirect influence or control or transaction reports with respect to transactions effected pursuant to an automatic investment plan.

5.	Covered Persons must report immediately any suspected violations to the Compliance Officer.

6.
Transactions Subject to Review.  The Reportable Securities transactions reported on the quarterly reports Broker's Confirmations and/or account statements will be reviewed and compared against client Reportable Securities transactions.

VII.	RECORDKEEPING

The Compliance Officer will keep in an easily accessible place for at least five (5) years copies of this Code of Ethics, all Broker's Confirmations and periodic statements and reports of Covered Persons, copies of all preclearance forms, records of violations and actions taken as a result of violations, acknowledgments and other memoranda relating to the administration of this Code of Ethics.  [Note: Rule 204-2(a)(12)(iii) requires the Adviser to keep records of the written acknowledgements from the Adviser’s supervised persons.]

The Compliance Officer will maintain a list of all Covered Persons (which includes all Access Persons) of the Adviser currently and for the last five (5) years.

All Broker’s Confirmations and periodic statements of Covered Persons may be kept electronically in a computer database.

VIII.	OVERSIGHT OF CODE OF ETHICS

1.
Acknowledgment.  The Compliance Officer will annually distribute a copy of the Code of Ethics to all Covered Persons.  The Compliance Officer will also distribute promptly all amendments to the Code of Ethics. All Covered Persons are required annually to sign and acknowledge their receipt of this Code of Ethics by signing the form of acknowledgment [attached as Attachment D] or such other form as may be approved by the Compliance Officer.

2.
Review of Transactions.  Each Covered Person's transactions in his/her Personal Account will be reviewed on a regular basis and compared with transactions for the clients and against the list of Restricted Securities.  Any Covered Person transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the management of the Adviser.  The Managing member of the Adviser will review the Compliance Officer’s transactions and preclearance requests.

3.
Sanctions.  Adviser’s management, with advice of legal counsel, at their discretion, will consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law.  These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

4.
Authority to Exempt Transactions.  The Compliance Officer has the authority to exempt any Covered Person or any personal securities transaction of a Covered Person from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be against any interests of a client and in accordance with applicable law.  The Compliance Officer will prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

5.
ADV Disclosure.  The Compliance Officer will ensure that the Adviser’s Form ADV (1) describes the Code of Ethics on Schedule F of Part II and (2) offers to provide a copy of the Code of Ethics to any client or prospective client upon request.

IX.	CONFIDENTIALITY

All reports of personal securities transactions and any other information filed pursuant to this Code of Ethics will be treated as confidential to the extent permitted by law.

APPENDIX H
ATTACHMENT A

Thesis Fund Management, LLC

PRECLEARANCE FORM

FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF COVERED PERSONS

Adopted February 10, 2010

Covered Persons/Access Persons must complete this Preclearance Form prior to engaging in any personal securities transaction (unless excepted by the Code of Ethics).

Investment Information
Issuer:_________________________

Equity Investments:                                     Cmn                  Pfd
Number of shares_________________

Debt Investments
Interest rate:____________
Maturity date:______________

Transaction Information
Transaction Type (please circle):

Purchase                                                  Sale                                  Short Sale
Estimated Trade Date:_______________
Estimated Price:____________________
Broker/Dealer:_____________________

[Is the investment a security on the “Restricted Security” List?]	Y	N
Is the investment an initial public offering?	Y	N
Is the investment a private placement or investment opportunity of limited availability?	Y	N
[Number of transactions over the last 30 day period?]       _______________

Representation and Signature
By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information.  I understand that preclearance will only be in effect for 24 hours from the time of the Compliance Officer's signature.

Employee Name (please print)

Employee Signature	Date

Disposition of Preclearance Request

Approved _____________________	Denied _______________________

Compliance Officer___________	Date _______________________

APPENDIX H
ATTACHMENT B

INITIAL HOLDINGS REPORT AND ANNUAL HOLDINGS REPORT

Adopted February 10, 2010

To:	Compliance Officer

From:

Subject: Personal Securities Transactions

Pursuant to the Code, you must submit an initial holdings report and an updated annual holdings report that lists all Reportable Securities (as defined in the Code) in which you have a direct or indirect Beneficial Ownership (as defined in the Code).  You are not required to include all holdings of shares of open end investment companies (mutual funds).

Kindly complete the form below and return it to the Compliance Officer.  If this is an Initial Holdings Report, it must be submitted no later than 10 days after the date on which the undersigned became a [Covered Person][Access Person].  The information set forth in an Initial Holdings Report and an Annual Holdings Report must be current as of a date no more than 45 days prior to the date on which the report is submitted.

Date	Title & Amount of Security (including exchange ticker symbol or CUSIP number, number of shares and principal amount)	Name of Broker, Dealer or Bank Maintaining Account At Which Any Securities are Maintained

(Please attach additional pages if you require more space)

I certify that the names of any brokerage firms or banks where I have an account in which any securities are held are disclosed above, except for the following:

Signed:  ________________________

Print Name: ______________________

Date: ___________________

APPENDIX H
ATTACHMENT C

QUARTERLY TRANSACTION REPORT

Adopted February 10, 2010

This report must be submitted to the Compliance Officer no later than 30 days after the end of a calendar quarter.

Period of Report:  From ____________ to ____________________.

Date	Issuer	Debt: Amount, Interest Rate and Maturity Date	Equity: Number of shares	Purchase (P), Sale (S) or Short Sale (SS)	Price	Broker

I certify that I have reported on this form all transactions in Reportable Securities which I had any direct or indirect beneficial ownership during the period covered by this report.

Date	Description of Gift or Business Entertainment Event	Value

I certify that I have reported on this form all gifts that I have received and business entertainment events that I have attended or expect to attend during the period covered by this report.

Name of reporting person	Date:

APPENDIX H
ATTACHMENT D

CODE OF ETHICS

ACKNOWLEDGMENT

Adopted February 10, 2010

I hereby acknowledge receipt of the Thesis Fund Management, LLC Code of Ethics and certify that I have read and understand it and agree to abide by it.  I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

I also confirm that I have [instructed all brokerage firms where I maintain an account in which Reportable Securities are held to supply duplicate copies of my trade confirmations and monthly and quarterly brokerage account statements to the Compliance Officer] [reported to the Compliance Officer all transactions in which I had or obtained any direct or indirect beneficial ownership].

Date:_________________
(Signature)

(Print Name)